Exhibit 23.01

                      CONSENT OF HANSEN, BARNETT & MAXWELL,
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use of our report dated February 19, 2003 with respect to the financial statements of ILX Resorts Incorporated included in this annual report on Form 10-K filed on March 28, 2003 with the Securities Exchange Commission, and incorporated by reference in the Registration Statement on Form S-3 (No. 333-103586).


HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
March 28, 2003